Exhibit 23-a

CONSENT OF EXPERT

I consent to the reference to me under the headings “Item 1.  Business — Environmental Matters” and “Item 3. Legal Proceedings” in the Annual Report on Form 10-K of ArvinMeritor, Inc. (“ArvinMeritor”) for the fiscal year ended September 30, 2005, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43146	Arvin Industries, Inc. Savings Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock Benefit Plan

S-3	333-43110	Arvin Industries, Inc. Employee Savings Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel of
ArvinMeritor, Inc.

Date: November 16, 2005